UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the 2024 annual meeting of shareholders of Leslie’s, Inc. (the “Company”) held on March 15, 2024 (the “2024 Annual Meeting”), shareholders approved the Leslie’s, Inc. Amended and Restated 2020 Omnibus Incentive Plan (the “Plan”). The board of directors of the Company (the "Board") had previously approved the Plan on January 12, 2024, subject to shareholder approval. The Plan became effective following shareholder approval on March 15, 2024 and replaces the original 2020 Omnibus Incentive Plan (the “Original Plan”). The Plan provides for the issuance of up to 14,903,552 shares, less one share for every one share subject to an award granted under the Original Plan after September 30, 2023 and prior to March 15, 2024.

A description of the Plan was set forth in the Company’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on January 24, 2024 (the “Proxy Statement”), under the heading “Proposal No. 4 Approval of the Leslie’s, Inc. Amended and Restated 2020 Omnibus Incentive Plan” and is incorporated herein by reference. The foregoing summary and the summary set forth in the Proxy Statement do not purport to be a complete description of the Plan and are qualified in their entirety by reference to the text of the Plan, which is attached as Exhibit 10.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 15, 2024, the Company held the 2024 Annual Meeting. At the 2024 Annual Meeting, shareholders: (i) approved the election of three Class III directors, each to serve for a three-year term expiring at the Company’s 2027 annual meeting of shareholders (the "2027 Annual Meeting") and until their successor is duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal (subject to Mr Estep's reclassification as a Class II director following the 2024 Annual Meeting, as described below); (ii) ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 28, 2024; (iii) approved on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers; and (iv) approved the Leslie's, Inc. Amended and Restated 2020 Omnibus Incentive Plan.

Set forth below are the votes cast for, against, or withheld, as well as the number of abstentions and broker non-votes, as to each item of business at the 2024 Annual Meeting, as applicable:

(1) Election of Class III Directors.

Director Nominee	For	Withheld	Broker Non-Votes
Susan O'Farrell	167,154,351	3,316,447	3,737,244
Claire Spofford	130,531,827	39,938,971	3,737,244
Seth Estep	168,562,493	1,908,305	3,737,244

(2) Ratification of Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for 2024.

For	Against	Abstain	Broker Non-Votes
172,282,793	1,900,177	25,072	-

(3) Non-Binding, Advisory Vote to Approve Named Executive Officer Compensation.

For	Against	Abstain	Broker Non-Votes
166,335,384	4,118,764	16,650	3,737,244

(4) Approval of the Leslie’s, Inc. Amended and Restated 2020 Omnibus Incentive Plan

For	Against	Abstain	Broker Non-Votes
166,266,757	4,142,897	61,144	3,737,244

In order to make the number of directors in each of Classes I, II and III of the Board as equal as possible, Mr. Estep ceased to be a Class III director effective immediately upon the completion of the 2024 Annual Meeting, and his seat was reassigned to Class II of the Board. Although Mr. Estep stood for re-election as a Class III director at the 2024 Annual Meeting, as a result of this change, he will again stand for election as a Class II director at the 2026 annual meeting of shareholders, rather than at the 2027 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Leslie's Inc. Amended and Restated 2020 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESLIE’S, INC.

By:	/s/ Scott Bowman
Name:	Scott Bowman
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: March 19, 2024